Exhibit 99.2

CNX Resources Corporation Announces Pricing of $200 Million of Additional Senior Notes

PITTSBURGH, January 13, 2025 – CNX Resources Corporation (NYSE: CNX) (“CNX,” “we,” or “our”) today announced the pricing of $200.0 million aggregate principal amount of its 7.250% senior notes due 2032 (the “New Notes”) at a price of 100.500% of par, plus accrued interest from September 1, 2024, with a yield to worst of 7.104%. The New Notes are being offered as additional notes under that certain indenture, dated February 23, 2014 (the “Indenture”), pursuant to which CNX previously issued $400.0 million aggregate principal amount of 7.250% senior notes due 2032 (the “Initial Notes”). The offering of New Notes is expected to close on January 21, 2025, subject to the satisfaction of customary closing conditions. The New Notes will be guaranteed by all of CNX’s restricted subsidiaries that guarantee its revolving credit facility and will have identical terms as the Initial Notes, other than the issue date, the initial offering price and the first interest payment date, and the New Notes and the Initial Notes will be treated as a single class of securities under the Indenture and will vote together as a single class. CNX intends to use the net proceeds of the sale of the New Notes for general corporate purposes, including funding a portion of the transaction costs associated with our pending acquisition of all of the issued and outstanding membership interests in Apex Energy (PA), LLC, Apex Energy Minerals, LLC and Apex WML Midstream, LLC (the “Transaction”) and, prior to the closing of the Transaction, paying down borrowings under our senior secured revolving credit facility. The Transaction is not conditioned on the consummation of the offering and the offering is not conditioned on the consummation of the Transaction.

The New Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The New Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

CNX Resources Corporation (NYSE: CNX) is a premier, ultra-low carbon intensive natural gas development, production, midstream, and technology company centered in Appalachia, one of the most energy abundant regions in the world. With the benefit of a 160-year regional legacy, substantial asset base, leading core operational competencies, technology development and innovation, and astute capital allocation methodologies, we responsibly develop our resources and deploy free cash flow to create long-term per share value for our shareholders, employees, and the communities where we operate. As of December 31, 2023, CNX had 8.74 trillion cubic feet equivalent of proved natural gas reserves.

Cautionary Statements:

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of New Notes may be made only by means of an offering memorandum.

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” “will” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, including those relating to the Transaction and the offering of New Notes and the use of proceeds therefrom, speak only as of the date of this press release; we disclaim any obligation to update these statements unless required by securities laws and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the factors discussed in our 2023 Annual Report on Form 10-K under “Risk Factors,” which is on file at the U.S. Securities and Exchange Commission.